UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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the Securities Exchange Act of 1934

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NATUS MEDICAL INCORPORATED

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EXPLANATORY NOTE

The following information regarding (1) the beneficial ownership of the common stock of Natus Medical Incorporated (the “Company”) by the Company’s executive officers and directors and beneficial owners of 5% or more of the Company’s common stock, (2) the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s other three most highly compensated executive officers who were serving as executive officers at December 31, 2007 (the “named executive officers”), (3) the grant of plan based awards by the Company to the named executive officers during 2007 and (4) compensation of the Company’s directors during 2007 replaces the information contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2008 relating to the Company’s Annual Stockholders’ Meeting to be held on June 10, 2008. The beneficial ownership table is being revised to add footnote disclosure that one of the Company’s executive officers and one of the Company’s directors have pledged their shares. The summary compensation table and the grants of plan based awards table are being revised to correct the values of the stock and option awards the Company granted to its named executive officers during 2007. In addition, the summary compensation table has been revised to correct the salary information for one of the Company’s named executive officers. The director compensation table is being revised to correct the amount paid prior to October 2007 as an annual retainer to the Chairman of the Company’s Compensation Committee, to correct footnote disclosure regarding the number of shares subject to outstanding options held by one of the Company’s directors and to correct the grant date fair value of the options granted to the Company’s non-employee directors in 2007. All of the revised information has been underlined to make such information more easily identifiable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 25, 2008, concerning:

•	Beneficial owners of more than 5% of Natus common stock;

•	Beneficial ownership by current Natus directors and nominees, and the named executive officers set forth in the “Summary Compensation Table”; and

•	Beneficial ownership by all current Natus directors and executive officers as a group.

The information provided in the table is based on Natus’ records, information filed with the Securities and Exchange Commission and information provided to Natus, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of June 24, 2008 (60 days after April 25, 2008) through the exercise of any stock option or other right. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

SECURITY OWNERSHIP TABLE

Name and Address	Shares Owned	Right to acquire beneficial ownership under options exercisable within 60 days	Total Owned
Principal Stockholders
Nierenberg Investment Management Company, Inc. 19605 NE 8th Street Camas, WA 98607 (1)	4,359,845	—	4,359,845	19.04%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286 (2)	1,186,302	—	1,186,302	5.18%
AWM Investment Company, Inc. 527 Madison Avenue, Suite 2600 New York, NY 10022 (3)	1,094,861	—	1,094,861	4.78%
Directors, Nominees and Named Executive Officers
D. Christopher Chung, M.D. (4)	15,000	242,501	257,501	1.11%
Doris E. Engibous (5)	3,750	52,500	56,250	*
Robert A. Gunst (5)	5,750	47,500	53,250	*
James B. Hawkins (6)	73,667	609,999	683,666	2.91%
Kenneth E. Ludlum (5)	47,450	5,000	52,450	*
Mark D. Michael (5)	8,750	52,500	61,250	*
William L. Mince (7)	69,981	82,501	152,482	*
William M. Moore (8)	111,452	72,500	183,952	*
Steven J. Murphy (7)	32,817	157,501	190,318	*
Kenneth M. Traverso (9)	139,123	342,501	481,624	2.07%
All Directors and Executive Officers as a group (10 persons) (10)	507,740	1,665,003	2,172,743	8.85%

*	Represents holdings of less than one percent.

(1)

Based on information reported on Schedule 13D filed with the Securities and Exchange Commission on April 8, 2008. Nierenberg Investment Management Company, Inc. is the general partner of several entities that hold our common stock, including the D3 Family Bulldog Fund L.P., the D3 Offshore Fund L.P., the D3 Family Fund L.P., and the D3 Family Canadian Fund L.P., collectively, the D3 Family Funds. Nierenberg Investment Management Company has sole voting and investment power with respect to all of these shares.

(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. All of the shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities. The Bank of New York Mellon Corporation reports sole voting power with respect to 907,425 shares, shared voting power with respect to 3,000 shares, and sole dispositive power with respect to 1,186,302 shares.
(3)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. AWM Investment Company, Inc. (“AWM”) is the general partner and investment advisor to Special Situations Cayman Fund, L.P. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner and investment adviser to Special Situations Fund III, L.P. and general partner of Special Situations Fund III, QP, L.P. (“SSFQP”). AWM serves as the investment adviser to SSFQP. AWM reports sole voting and dispositive power with respect to all of these shares. Does not give effect to any transactions in our common stock subsequent to the latest filing on Schedule 13G, including the shares purchased in our underwritten stock offering on April 9, 2008 described in “Certain Relationships and Policies on Related Party Transactions” above.
(4)	All shares subject to a right of repurchase by the Company that expires as to 2,500 shares on August 1, 2008, 6,250 shares on August 1, 2009, 3,750 shares on August 1, 2010 and 2,500 shares on August 1, 2011.
(5)	Includes 2,500 shares subject to a right of repurchase by the Company that expires on June 13, 2008.
(6)	Includes 44,000 shares subject to a right of repurchase by the Company that expires with respect to 7,000 shares on August 1, 2008, 18,500 shares on August 1, 2009, 11,000 shares on August 1, 2010 and 7,500 shares on August 1, 2011.
(7)	Includes 15,000 shares subject to a right of repurchase by the Company that expires as to 2,500 shares on August 1, 2008, 6,250 shares on August 1, 2009, 3,750 shares on August 1, 2010 and 2,500 shares on August 1, 2011.
(8)	Includes 99,892 shares held by The Moore Family Trust and 4,150 shares held by Mr. Moore’s spouse. 101,142 of the shares beneficially owned by Mr. Moore have been pledged as collateral for a line of credit available to Mr. Moore, under which there is currently no outstanding balance. Also includes 2,500 shares subject to a right of repurchase by the Company that expires on June 13, 2008.
(9)	Includes 8,572 shares held by the Traverso Family Trust, 10,500 shares held in an IRA for the benefit of Mr. Traverso and 4,100 shares held in an IRA for the benefit of Mr. Traverso’s spouse. 99,951 of the shares beneficially owned by Mr. Traverso have been pledged as collateral for a line of credit available to Mr. Traverso. Also includes 15,000 shares subject to a right of repurchase by the Company that expires as to 2,500 shares on August 1, 2008, 6,250 shares on August 1, 2009, 3,750 shares on August 1, 2010 and 2,500 shares on August 1, 2011.
(10)	Includes all shares referenced in notes 4 through 9 above.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the “named executive officers”), all of whom were serving as executive officers of the Company as of December 31, 2007.1

Name and Principal Position	Year	Salary (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
James B. Hawkins	2007	$375,000	$102,601	$287,230	—	$3,466	$768,297
President and Chief Executive Officer	2006	340,000	21,003	299,750	$230,500	2,720	893,973

Steven J. Murphy	2007	$225,000	$35,144	$86,640	—	$4,306	$351,090
Vice President Finance and Chief Financial Officer	2006	200,000	7,501	81,451	$81,400	2,576	372,928

D. Christopher Chung, M.D.	2007	$230,000	$35,143	$86,416	—	$2,920	$354,479
Vice President Medical Affairs and R&D	2006	210,000	7,501	79,958	$85,500	2,605	385,564

William M. Mince	2007	$225,000	$35,143	$85,574	—	$4,306	$350,023
Vice President Operations	2006	201,000	7,501	79,837	$81,800	2,578	372,716

Kenneth M. Traverso	2007	$299,000	$35,143	$86,416	—	$3,130	$423,689
Vice President, Marketing and Sales	2006	296,000	7,501	85,477	$40,000	2,720	431,698

(1)	Each of the named executive officers has an Employment Agreement with us that provided for an initial base salary that is subject to subsequent review and to adjustments. These agreements provide that the executive’s employment is on an “at will” basis. These agreements also provide for certain payments and other benefits upon termination of employment in certain circumstances, as further described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above, and in the “Potential Payments Upon Termination or Change in Control” section below.
(2)	For Mr. Traverso, the amount included in the “Salary” column consists of a base salary plus a commission that is based on sales of the Company that is paid quarterly during the year.
(3)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the compensation cost recognized by the Company in 2007 related to restricted stock awards and option awards, respectively, pursuant to Statement of Financial Accounting Standards No. 123R, except that in the case of option awards, a forfeiture rate of zero percent has been used. For a discussion of other valuation assumptions, see Notes 1 and 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007. See the “Grants of Plan Based Awards Table” for more information regarding the equity awards granted by the Company in 2007. Refer to the “Compensation Discussion and Analysis” above for a discussion of these awards.
(4)	No bonuses were paid under our 2007 cash incentive plan for 2007 performance. For 2006, the amounts shown represent amounts paid in March 2007 under our 2006 cash incentive plan for 2006 performance. See the “Grants of Plan Based Awards Table” for more information regarding non-equity incentive plan compensation. Refer to the “Compensation Discussion and Analysis” above for a discussion of non-equity incentive plan compensation.
(5)	The amounts included in the “All Other Compensation” column consist of matching contributions paid by the Company into our 401(k) plan on behalf of the named executive officers and life insurance premiums.

GRANTS OF PLAN BASED AWARDS

This table discloses the actual numbers of stock options and restricted stock awards granted to our Named Executive Officers in 2007 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s 2007 non-equity incentive plan.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)
Mr. Hawkins	—	$140,625	$281,250	$421,875
	06/13/2007				30,000			$477,570

	06/13/2007					60,000	$15.92	377,346

Mr. Murphy	—	39,375	78,750	118,125
	06/13/2007				10,000			159,190

	06/13/2007					20,000	$15.92	125,782

Dr. Chung	—	40,250	80,500	120,750
	06/13/2007				10,000			159,190

	06/13/2007					20,000	$15.92	125,782

Mr. Mince	—	39,375	78,750	118,125
	06/13/2007				10,000			159,190

	06/13/2007					20,000	$15.92	125,782

Mr. Traverso	—	—	—	—
	06/13/2007				10,000			159,190

	06/13/2007					20,000	$15.92	125,782

(1)	Each of the named executive officers other than Mr. Traverso had a range of payouts targeted for 2007 non-equity incentive compensation, based on the Company’s performance as described in “Compensation Discussion and Analysis” above. No bonus payment was made for 2007 performance.
(2)	Each of the named executive officers received a grant of restricted shares in 2007. The restricted shares vest as follows: 50% in August 2009, 25% in August 2010, and 25% in August 2011.
(3)	Each of the named executive officers received a grant of stock options in 2007. Options were granted with an exercise price equal to the fair market value on the date of grant, which was based on the closing price of the Company’s common stock immediately prior to the award. The shares vest ratably over a 48-month period and may be exercised for six years from the date of grant. Refer to the “Compensation Discussion and Analysis” above for a description of our equity based compensation practices.
(4)	These amounts represent the grant date fair value, computed in accordance with SFAS no. 123R, of restricted stock, restricted stock units and stock options granted to our named Executive Officers in 2007. The assumptions we use in calculating these amounts are discussed in Note 11–Share Based Compensation of the Notes to our consolidated financial statements, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.

DIRECTOR COMPENSATION

Directors who are employees receive no additional compensation for serving on the board or its committees. The table below discloses the annual compensation provided during the year ended December 31, 2007 to directors who are not employees:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3, 4)	Total ($)
Ms. Engibous	$27,500	$25,033	$34,426	$86,959
Mr. Gunst	50,000	25,033	35,650	110,683
Mr. Ludlum	42,250	25,033	33,313	100,596
Mr. Michael	36,250	25,033	34,426	95,709
Mr. Moore	31,250	25,033	33,313	89,596

(1)	Fees earned and paid in cash were based on the following retainer and payment schedule:

	Prior to Oct. 2007	After Oct. 2007
Annual retainer	$12,000	$20,000
Annual retainer for service as Chairman of the Board	12,000	20,000
Annual retainer for service as Chairman of the Audit Committee	12,000	13,000
Annual retainer for service as Chairman of the Compensation Committee	4,000	6,000

Annual retainer for service as Chairman of the Nominating & Governance Committee	3,000	4,000
Payment for each Board meeting attended	1,500	1,500
Payment for each Audit Committee meeting attended	1,000	1,500
Payment for each Committee meeting attended (excluding the Audit Committee)	500	1,000

In addition, we pay the Audit Committee Chairman $500 per meeting attended for attendance at Sarbanes-Oxley Oversight meetings.

(2)	In June 2007, each non-employee director received a restricted stock award of 2,500 shares that vests in June 2008. The grant date fair value of these awards, computed in accordance with SFAS 123R, was $39,800. The assumptions we use in calculating this amount are discussed in Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K, except that this amount excludes the impact of estimated forfeitures of equity awards. In 2006, each non-employee director received a restricted stock award of 1,250 shares that vested in June 2007. The amount in this column shows the expense recognized by the Company in 2007 for restricted stock awards.
(3)

The amounts in this column reflect the expenses related to options granted to the Company’s non-employee directors recognized in the Company’s 2007 financial statements pursuant to Statement of Financial Accounting Standards No. 123R, except that a forfeiture rate of zero percent has been used. For a discussion of other valuation assumptions, see Notes 1 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. All of our non-employee Directors received an initial grant of 30,000 options upon their appointment to the board that vests ratably over a 36-month period. Any non-employee directors appointed to the board in the future will receive an initial grant of 10,000 shares that vests ratably over a 36-month period. Prior to December 31, 2006, each director received an additional grant of 10,000 options annually. For 2006, each director received a grant of 7,500 options and restricted stock as discussed above and for 2007, each director received a grant of 5,000 options and restricted stock as discussed above. All options granted to directors other than their initial grant vest ratably over a 12-month period. Stock option grants were established using the same procedure for timing and price as is used for employees. Refer to the “Compensation Discussion and Analysis” above for a description of our equity based compensation practices. The grant date fair value of the options granted to our non-employee directors in 2007, computed in accordance with SFAS 123R, was $31,446. The assumptions we use in calculating this amount are discussed in Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K, except that this amount excludes the impact of estimated forfeitures of equity awards.

(4)	At December 31, 2007, Ms. Engibous had 52,500 options and 2,500 unvested restricted shares outstanding, Mr. Gunst had 47,500 options and 2,500 unvested restricted shares outstanding, Mr. Ludlum had 5,000 options and 2,500 unvested restricted shares outstanding, Mr. Michael had 52,500 options and 2,500 unvested restricted shares outstanding, and Mr. Moore had 72,500 options and 2,500 unvested restricted shares outstanding.